UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-33411	31-1804543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

67 Commerce Drive, Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-7000

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of an Officer:

On May 18, 2009 Kenneth Hart, 62, President and CEO of New Peoples Bankshares, Inc. (the “Company”) and its subsidiaries, including its banking subsidiary New Peoples Bank, Inc. (the “Bank”), notified the Board of Directors of his retirement from those positions, effective on that date.

Appointment of an Officer:

Jonathan Mullins, 52, was appointed by the Board of Directors as President and CEO of the Company and its subsidiaries, including the Bank, effective May 19, 2009. Mr. Mullins served as Senior Vice President, Chief Lending Officer and Regional Manager for the Bank from July 2004 to May 18, 2009. His responsibilities included oversight of all lending activities and of 10 offices in Southwest Virginia. Prior to this role, Mr. Mullins joined the Bank as Vice President and Branch Manager on February 1, 1999. The contractual arrangements relating to Mr. Mullins’ appointment have not been determined at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.
(Registrant)

Date: May 22, 2009	By:	/s/ C. Todd Asbury
C. Todd Asbury
Executive Vice President and
Chief Financial Officer